SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Endwave Corporation

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ENDWAVE CORPORATION

776 Palomar Avenue
Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 21, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of ENDWAVE CORPORATION, a Delaware corporation (the “Company”). The meeting will be held on Wednesday, July 21, 2004 at 9:00 a.m. local time at its corporate headquarters at 776 Palomar Avenue, Sunnyvale, California, 94085 for the following purposes:

1. To elect two directors to hold office until the 2007 Annual Meeting of Stockholders;

2. To approve the Company’s 2000 Non-Employee Director Plan, as amended, to increase the automatic option grants pursuant thereto such that directors shall receive upon becoming a director an initial option grant to purchase 20,000 shares of common stock and each year thereafter an annual option grant to purchase 5,000 shares of common stock;

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004; and

4. To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Annual Meeting is June 4, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Julianne M. Biagini
Corporate Secretary

Sunnyvale, California
June 11, 2004

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
HOUSEHOLDING OF PROXY MATERIALS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO THE 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN FISCAL YEAR 2003
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A
APPENDIX B

ENDWAVE CORPORATION

776 Palomar Avenue
Sunnyvale, CA 94085

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

July 21, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Endwave Corporation (sometimes referred to as the “Company” or “Endwave”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      The Company intends to mail this proxy statement and accompanying proxy card on or about June 11, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on June 4, 2004 will be entitled to vote at the annual meeting. On this record date, there were 9,701,995 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

      If on June 4, 2004 your shares were registered directly in your name with Endwave’s transfer agent, Computershare Trust Company Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on June 4, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are three matters scheduled for a vote:

•	Election of two directors;

•	Approval of the Amendment to the Company’s 2000 Non-Employee Director Plan to increase the automatic option grants, such that directors shall receive upon becoming a director an initial option grant to purchase 20,000 shares of common stock and each year thereafter an annual option grant to purchase 5,000 shares of common stock under the Company’s 2000 Non-Employee Director Plan; and

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Endwave. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of June 4, 2004.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director, “For” the approval of the amendment to the Company’s 2000 Non-Employee Director Plan, and “For” the ratification of Ernst & Young LLP as independent auditors of the Company. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Endwave’s Secretary at 776 Palomar Avenue, Sunnyvale, California, 94085.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 11, 2005, to Julianne M. Biagini, 776 Palomar Avenue, Sunnyvale, California 94805. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify Endwave before April 27, 2005, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the increase in the automatic option grants to directors under the Company’s 2000 Non-Employee Director Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3 , the ratification of Ernst & Young LLP as independent auditors of the Company must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 9,701,995 outstanding and entitled to vote. Thus 4,850,998 must be represented by stockholders present at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the third quarter of 2004.

HOUSEHOLDING OF PROXY MATERIALS

      The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are Endwave stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you are subject to “householding” and wish to receive a separate copy of this proxy statement, direct your written request to Endwave Corporation, Curt Sacks, 776 Palomar Avenue, Sunnyvale, CA 94085 or contact Mr. Sacks at (408) 522-3100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our common stock or by the affirmative vote of a majority of the remaining directors. This includes vacancies created by an increase in the number of directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2004. Each of the nominees listed below, except for Joseph J. Lazzara, is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, the nominees would serve until the 2007 annual meeting and until their successor is elected and has qualified, or until the director’s death, resignation or removal. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2003 Annual Meeting of Stockholders attended the 2003 Annual Meeting of Stockholders.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as the Board may propose. The persons nominated for election have agreed to serve if elected, and the Board has no reason to believe that these nominees will be unable to serve.

      The following is a brief biography of each nominee and each director whose term will continue after the annual meeting. The age specified for each director is as of March 31, 2004.

Nominees for Election for a Three-year Term Expiring at the 2007 Annual Meeting

Carol Herod Sharer

      Ms. Sharer, age 53, has served as a director of Endwave since April 2001. From 1996 to December 2003, Ms. Sharer was the Chief Executive Officer of McKinley Marketing Partners, Inc., a marketing resources company she founded. From 1993 to 1995, Ms. Sharer was a consultant, working primarily with regional Bell operating companies. From 1991 to 1993 Ms. Sharer held various positions at MCI, a telecommunications company, most recently as Senior Vice President for Program Management and Planning. Ms. Sharer holds a B.A. in Economics from Florida International University and an M.B.A. from George Washington University with a concentration in finance.

Joseph J. Lazzara

      Mr. Lazzara, age 52, was elected in February 2004 to serve as a director of Endwave. Mr. Lazzara has served as the Chief Executive Officer of Scientific Technologies Inc. (“STI”), a manufacturer and supplier of machine safeguarding products, since June 1993, President of STI since June 1989, and Treasurer and a director of STI since September 1984. Mr. Lazzara served as a Vice President of STI from September 1984 until June 1989. He has also served as Treasurer and a director of STI’s parent company, Scientific Technology, Inc., since August 1981. Prior to 1981, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in engineering from Purdue University and an M.B.A. from Santa Clara University. Mr. Lazzara serves as a member of the Board of Directors of Scientific Technologies Inc.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting

Randolph Blotky

      Mr. Blotky, age 58, has served as a director of Endwave since October 2001. Since July 2001, Mr. Blotky has served as the Chairperson and Chief Executive Officer of Technology Convergence Partners LLC, a management consulting firm specializing in the technology, media, marketing, communications and entertainment industries. From 1992 to 2001, Mr. Blotky served as the Senior Vice President and then Executive Vice President Worldwide Consumer Products, for Warner Bros., a media and entertainment company. Prior to working for Warner Bros., Mr. Blotky held various executive positions in the media and entertainment industry at MGM/UA, United Artists Television and CBS. Prior, Mr. Blotky was an attorney and partner in the Los Angeles law firm of Mitchell, Silberberg & Knupp. Mr. Blotky holds a B.S. in engineering physics from the University of California Berkeley, attended graduate school in astrophysics at Massachusetts Institute of Technology, and holds a J.D. from the University of California, Los Angeles School of Law.

Wade Meyercord

      Mr. Meyercord, age 63, was elected in March 2004 to serve as a director of Endwave. From 1987 to present, Mr. Meyercord has served as President of Meyercord and Associates, a consulting firm specializing in Board and Executive Compensation. From 1999 to 2002, Mr. Meyercord served as Senior Vice President and Chief Financial Officer of RioPort.com, Inc., an internet music infrastructure company. From 1998 to 1999, Mr. Meyercord served as Senior Vice President, e-commerce of Diamond Multimedia, a computer graphics company. Prior to 1998, Mr. Meyercord held various management and/or executive level positions with Read-Rite Corporation, Memorex Corporation and IBM Corporation. Mr. Meyercord received a B.S. in mechanical engineering from Purdue University and an M.B.A. in engineering administration from Syracuse University. Mr. Meyercord serves as a member on the Board of Directors of Microchip, Magma Design Automation and California Micro Devices.

Directors Continuing in Office Until the 2006 Annual Meeting

Edward A. Keible, Jr.

      Mr. Keible, age 60, has served as our President and Chief Executive Officer and as a director since January 1994. From 1973 until 1993, Mr. Keible held various positions at Raychem Corporation, culminating in the position of Senior Vice President with specific oversight of Raychem’s International and Electronics Groups. Mr. Keible has been awarded three patents in the fields of electronics and communications. Mr. Keible holds a B.A. in engineering sciences and a B.E. and an M.E. in materials science from Dartmouth College and an M.B.A. from Harvard Business School.

Edward C.V. Winn

      Mr. Winn, age 65, has served as a director of Endwave since July 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a semiconductor manufacturer, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Previously, Mr. Winn served in various capacities with Avantek, Inc., a microwave component and subsystem manufacturer, most recently as Product Group Vice President. Mr. Winn received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard Business School. Mr. Winn serves as a member on the Board of Directors of OmniVision Technologies, Inc. and NASSDA Corp.

Independence of the Board of Directors

      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Keible, the CEO of the Company.

Information Regarding the Board of Directors and Its Committees

      As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Endwave at 776 Palomar Avenue, Sunnyvale, CA 94085. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Governance Committee.

      The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The following table provides meeting information for fiscal year 2003 and membership for each of the Board committees:

Nominating and
Name	Audit		Compensation		Governance(1)

Edward A. Keible, Jr.
Randolph M. Blotky(2)	X				X
Joseph J. Lazzara(3)	X		X		X
Wade Meyercord(4)			X	*	X
Robert D. Pavey(5)	X		X	*
Carol Herod Sharer(2)	X		X		X *
Edward C.V. Winn	X	*			X
Total meetings in fiscal year 2003	7		5		0

(1)	The Nominating and Governance Committee was established in April 2004. As such, the committee did not have any meetings during fiscal year 2003.

(2)	In April 2004, Mr. Blotky replaced Ms. Sharer as a member of the Audit Committee.

(3)	Mr. Lazzara was elected to the Board in February 2004, was appointed to the Audit Committee in March 2004 and was appointed to the Compensation Committee and the Nominating and Governance Committee in April 2004.

(4)	Mr. Meyercord was elected to the Board in March 2004 and was appointed to the Compensation Committee, as the chairperson of that committee, and the Nominating and Governance Committee in April 2004.

(5)	Mr. Pavey resigned from the Board, the Audit Committee and the Compensation Committee in February 2004.

*	Committee Chairperson

      Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

      The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors;

determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. During 2003, the Audit Committee was composed of three directors: Mr. Winn, Chairperson of the Committee, Ms. Sharer and Mr. Pavey. In February 2004, Mr. Pavey resigned as a member of the Board of Directors and as a member of the Committee. In March 2004, Mr. Lazzara was elected to the Audit Committee. In April 2004, Mr. Blotky was elected to the Audit Committee and replaced Ms. Sharer as a member of the Audit Committee. The Audit Committee met seven times during the fiscal year.

      The audit committee has adopted a written charter, a copy of which was included in the proxy statement for the July 2003 Annual Meeting (a copy will be next included with proxy materials for the 2006 Annual Meeting or at such earlier time as the charter is amended).

      The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Edward C.V. Winn is an audit committee financial expert and is independent (as independence is currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards). The Board made a qualitative assessment of Mr. Winn’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee makes recommendations concerning salary and incentive compensation for our executive officers, awards stock options and stock bonus to eligible executive, employees and consultants under our 2000 Equity Incentive Plans, proposes to the Board the adoption, amendment, and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs, and performs such other functions regarding compensation as the Board may delegate. During 2003, the Compensation Committee was composed of two directors: Mr. Pavey, Chairperson of the Committee and Ms. Sharer. In February 2004, Mr. Pavey resigned as a member of the Board of Directors and as a member of the Committee. In April 2004, Mr. Meyercord and Mr. Lazzara were elected to the Compensation Committee and Mr. Meyercord was appointed Chairperson of the Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Compensation Committee met five times during the fiscal year.

Nominating and Governance Committee

      The Nominating and Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and develop a set of corporation governance principles for the Company. The Nominating and Governance Committee was

established and its charter was approved in April 2004. Our Nominating and Governance Committee charter is attached to these proxy materials as Appendix A. Five directors comprise the Nominating and Governance Committee: Ms. Sharer, Chairperson of the Committee, Mr. Blotky, Mr. Lazzara, Mr. Meyercord and Mr. Winn. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

      The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal and professional integrity and ethics. The Nominating and Governance Committee will seriously consider only those candidates who have demonstrated exceptional ability and judgment and who are expected to be effective, in connection with the other nominees to the Board of Directors, in providing the skills and expertise appropriate for Endwave and serving the long-term interests of Endwave’s stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

      The Nominating and Governance Committee will consider any qualified director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 776 Palomar Avenue, Sunnyvale, CA 94085, no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name of the candidate, sufficient biographical information concerning the candidate, including age, five-year employment history with employer names and description of the employers’ businesses, whether such candidate can read and understand basic financial statements and board memberships, if any. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

      The Board of Directors met seven times and acted by unanimous written consent one time during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

      The Company’s Nominating and Governance Committee has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to a director at the Company’s corporate office at 776 Palomar Avenue, Sunnyvale, California 94085, Attention: Ms. Carol Sharer. All communications will be forwarded directly to the intended member of the Board and will not be screened or edited by Company personnel. All communications directed to the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

      The Company has adopted the Endwave Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Endwave Corporation Code of Business Conduct and Ethics is attached to these proxy materials as Appendix B.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

      In 2000, the Board of Directors of the Company (“Board”) adopted, and the stockholders subsequently approved, the Company’s 2000 Non-Employee Directors’ Stock Option Plan (“Directors’ Plan”).

      As of May 15, 2004 options (net of canceled or expired options) covering an aggregate of 79,375 shares of the Company’s common stock had been granted under the Directors’ Plan. Currently, 70,625 shares of common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of options) remained available for future grant under the Directors’ Plan.

      Stockholders are requested in this Proposal 2 to approve the amendment to the Directors’ Plan to increase the option grants pursuant thereto such that directors shall receive upon becoming a director an initial option grant to purchase 20,000 shares of the Company’s common stock and each year thereafter an annual option grant to purchase 5,000 shares of the Company’s common stock. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

      The essential features of the Directors’ Plan are outlined below:

General

      The Directors’ Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

Purpose

      The Board adopted the Directors’ Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Five of the current directors of the Company are eligible to participate in the Directors’ Plan.

Administration

      The Board administers the Directors’ Plan. The Board has the power to construe and interpret the Directors’ Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option except the Board, in exercise of this power, may correct any defect, omission or inconsistency in the Directors’ Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the plan fully effective.

Stock Subject to the Directors’ Plan

      An aggregate of one hundred fifty thousand (150,000) shares of common stock is reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan. If the Company reacquires unvested stock issued under the Directors’ Plan, the reacquired stock will again become available for reissuance under the Directors’ Plan.

Eligibility

      The Directors’ Plan provides that options may be granted only to non-employee directors of the Company. A “non-employee director” is defined in the Directors’ Plan as a director of the Company who is not otherwise an employee of or consultant to the Company or any affiliate.

Terms of Options

      The following is a description of the terms of options under the Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below.

Non-Discretionary Grants.

      (a) Initial Grants. If Proposal 2 is approved, without any further action of the Board, each person who is elected or appointed for the first time to be a non-employee director shall be granted an initial grant to purchase twenty thousand (20,000) shares of common stock on the terms and conditions set forth herein upon the date of his or her initial election or appointment to be a non-employee director by the Board or stockholders of the Company; provided, however, that no initial grant shall be made to any person who, on or before the date of his or her initial election or appointment to be a non-employee director, elects irrevocably not to receive an initial grant and notifies the Board of such election.

      (b) Annual Grants. If Proposal 2 is approved, without any further action of the Board, a non-employee director shall be granted an annual grant as follows: On the day following each annual meeting of the stockholders, each person who is then a non-employee director automatically shall be granted an annual grant to purchase five thousand (5,000) shares of common stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a non-employee director for the entire period since the preceding annual meeting, then the number of shares subject to the annual grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a non-employee director. Notwithstanding the preceding provisions of this subsection (b) to the contrary, an annual grant shall not be made to a non-employee director who, on or before the date such annual grant would otherwise be made to non-employee directors, elects irrevocably not to receive such annual grant and notifies the Board of such election.

      Exercise Price; Payment. The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The fair market value as of any date is the closing sales price for such stock as quoted on the Nasdaq National Market System on the last market trading day prior to the day of determination. The exercise price of options granted under the Directors’ Plan must be paid (i) in cash, by check, or in cash equivalent, at the time the option is exercised, (ii) by delivery of other common stock of the Company, or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

      Option Exercise. Options granted under the Directors’ Plan become exercisable in cumulative increments (“vest”) as set out in the Directors’ Plan during the optionholder’s service as a director of the Company and during any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to the Company or an affiliate (collectively, “service”). The Board does not have the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors’ Plan do not permit exercise prior to vesting. An optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned common stock of the Company or by a combination of these means.

      Term. The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate three months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (ii) the optionholder dies before the optionholder’s service has terminated, or within three months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

      The option term is extended in the event that exercise of the option within these periods is prohibited. An optionholder’s option agreement provides that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

Restrictions on Transfer

      During the lifetime of the optionholder, an option may be exercised only by the optionholder.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidation dividend, combination of shares, exchange of shares, change in corporate structure, may change the type(s), class(es) and number of shares of common stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Directors’ Plan, and outstanding options will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such options.

Effect of Certain Corporate Transactions

      In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of the Company, (ii) the sale or other disposition of all or substantially all of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume options outstanding under the Directors’ Plan or may substitute similar options. If any surviving or acquiring corporation does not assume such options or to substitute similar options, then with respect to options held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the corporate transaction, the options will terminate if not exercised (if applicable) at or prior to such effective date.

      The Directors’ Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding options shall terminate immediately prior to such event.

Duration, Amendment and Termination

      The Board may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time or from time to time.

      The Board may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors’ Plan to satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of any securities exchange listing requirements. The Board may submit any other amendment to the Directors’ Plan for stockholder approval.

Federal Income Tax Information

      Nonstatutory stock options granted under the Directors’ Plan generally have the following federal income tax consequences.

      There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

      Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Benefits Under Amended Plan

      The number of shares underlying the options granted to purchase common stock to each non-employee director under the Directors’ Plan is contingent upon how long an individual serves as a director and therefore, the number of annual grants such individual receives. The number of shares underlying the options granted to purchase common stock under the Directors’ Plan in 2003, to all non-employee directors as a group, was 10,000. Had the amendment to the Directors’ Plan been in effect on January 1, 2003 the number of option grants to purchase common stock, to all non-employee directors as a group, in 2003 would have been 20,000. There are five current non-employee directors: Mr. Blotky, Mr. Lazzara, Mr. Meyercord, Ms. Sharer and Mr. Winn.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of our equity compensation plans in effect as of the end of December 31, 2003.

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued Upon	Weighted-Average	for Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding	Plans (Excluding
	Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights (a)	and Rights (b)	in Column(a))(c)(1)

Equity compensation plans approved by security holders	1,934,661	$3.50	1,548,880 (2)
Equity compensation plans not approved by security holders	0	0	0

Total	1,934,661	$3.50	1,548,880

(1)	Each year on October 17, starting 2001 and continuing through 2005, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2000 Equity Incentive Plan is automatically increased by the lesser of 3,000,000 shares or 6% of the total number of shares of common stock outstanding on that date or such lesser amount as may be determined by the Board of Directors. In addition, each year on October 17, starting in 2001 and continuing through 2005, the aggregate number of shares of common stock that may be issued pursuant to stock awards under the 2000 Employee Stock Purchase Plan is automatically increased by the lesser of 350,000 shares or 1.5% of the total number of shares of common stock outstanding on that date or such lesser amount as may be determined by the Board of Directors.

(2)	Includes 136,606 shares issuable under the 2000 Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception. Representatives of Ernst &Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

      The following table shows the fees paid or accrued by Endwave for the audit and other services provided by our auditors Ernst & Young LLP for fiscal 2003 and 2002 (in thousands):

	2003	2002

Audit Fees(1)	$352	$292
Audit Related Fees(2)	22	19
Tax Fees(3)	30	10
All Other Fees(4)	3	—
Total	$407	$321

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, and advice on accounting matters that arose during the audit. Fiscal 2002 audit fees have been amended from the Company’s 2002 Form 10-K to include approximately $52,000 of audit services which had not been billed to the Company at the time of the filing.

(2)	Audit-related fees consisted principally of employee benefit plan audits.

(3)	Tax fees consisted primarily of income tax compliance and related services.

(4)	Represents fees for services provided in connection with other miscellaneous items not otherwise included in the categories above.

      The Audit Committee has determined that the provision by Ernst & Young LLP of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. Consistent with the charter of the Audit Committee, the Audit Committee pre-approves all services provided by Ernst & Young LLP and during fiscal 2003, all services were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our common stock as of June 1, 2004 by: (i) our Chief Executive Officer and our two other executive officers and our two most highly compensated non-executive officers (the “Named Officers”); (ii) each director; (iii) our Named Officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)

	Number of	% of
Name and Address	Shares	Total(2)

Northrop Grumman S&MS(3)	3,473,312	35.81%
1840 Century Park East
Los Angeles, CA 90067
Edward A. Keible, Jr.(4)	705,613	7.27%
c/o Endwave
776 Palomar Avenue
Sunnyvale, CA 94085
Julianne M. Biagini(5)	228,265	2.35%
John J. Mikulsky(6)	287,681	2.97%
Mark A. Hebeisen(7)	65,744	*
Steve Polaski(8)	30,957	*
Randolph Blotky(9)	3,151	*
Joseph J. Lazzara(10)	2,232	*
Wade Meyercord(9)	1,666	*
Carol Herod Sharer(9)	10,052	*
Edward C.V. Winn(11)	20,715	*
All directors and Named Officers as a group (10 persons)(12)	1,356,076	13.98%

*	Less than one percent.

(1)	This table is based upon information supplied to us by our officers, directors and principal stockholders and upon any Schedules 13D or 13G filed with the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Applicable percentages are based on 9,699,662 shares outstanding on June 1, 2004, adjusted as required by rules promulgated by the Commission.

(3)	The shares are held by Northrop Grumman Space & Mission Systems Corp. (formerly TRW Inc.) (“Northrop Grumman S&MS”), a wholly owned subsidiary of Northrop Grumman Corporation. Northrop Grumman S&MS has the direct power to vote and direct the disposition of the shares. Northrop Grumman Corporation, as the sole parent of Northrop Grumman S&MS has the indirect power to vote and dispose of the shares.

(4)	Includes 589,014 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 166,635 shares would be subject to repurchase by us. Also includes 104,703 shares held by the Keible Family Trust of which Mr. Keible is co-trustee and 625 shares held by Mr. Keible’s father-in-law. Mr. Keible’s spouse shares voting and investment power over the shares held by Mr. Keible’s father-in-law.

(5)	Includes 223,505 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 81,365 shares would be subject to repurchase by us. Also includes 1,234 shares held in a trust for the benefit of Ms. Biagini’s daughter.

(6)	Includes 282,616 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 88,979 shares would be subject to repurchase by us.

(7)	Includes 60,807 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 54,545 shares would be subject to repurchase by us.

(8)	Includes 22,025 shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(9)	Represents shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(10)	Includes 2,082 shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(11)	Includes 19,465 shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(12)	See footnotes 4 through 11 above, as applicable. Includes 1,214,383 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 391,524 shares would be subject to a repurchase right by us.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock of Endwave. Officers, directors and greater than ten percent stockholders are required by the Commission’s regulations to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, Endwave’s officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Compensation of Directors

      In April 2001, we adopted a policy whereby each of our non-employee directors would thereafter receive a fee of $1,000 for each Board meeting attended, and for each committee meeting attended in person by those Board members serving on committees of the Board of Directors occurring apart from a meeting of the full Board. In January 2004, we increased the fee to be paid for each Board meeting to $1,500. Additionally, effective January 2004, annual retainer payments will be made as follows: non-employee Board membership — $5,000, audit and compensation committee memberships — $2,000, and audit committee or compensation committee or Board chairmanship — $1,000. The members of the Board of Directors are eligible for reimbursement for their reasonable travel expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

      Non-employee directors are eligible to participate in our Directors’ Plan, as more fully described in Proposal 2 of these proxy materials. Our directors are also eligible to participate in our 2000 Equity Incentive Plan and our employee directors are eligible to participate in our 2000 Employee Stock Purchase Plan.

      During the last fiscal year, the Company granted options covering an aggregate of 10,000 shares to our non-employee directors at an exercise price of $4.75. The fair market of such common stock on the date of grant was the same as the exercise price per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of May 20, 2004, 6,353 shares of common stock have been issued pursuant to the exercise of options granted under the Directors’ Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

      The following table shows, for the years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to or earned by our Named Officers for services rendered by them as our officers.

Summary Compensation Table

						Long Term
						Compensation
	Annual Compensation(1)					Awards
						Securities
					Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)(2)	Options (#)	Compensation ($)

Edward A. Keible, Jr.	2003	318,000		95,400	1,974	512,014	—
President, Chief	2002	318,000		—	874	317,174	1,712	(5)
Executive Officer and	2001	309,161		—	2,006	74,777	3,060	(5)
Director
Julianne M. Biagini	2003	195,000		48,750	963	208,505	—
Chief Financial	2002	195,000		—	401	140,248	1,800	(5)
Officer, Senior Vice	2001	180,874		—	1,099	62,560	3,060	(5)
President, Finance
and Administration,
and Corporate
Secretary
John J. Mikulsky	2003	225,000		56,250	1,573	242,616	—
Chief Marketing	2002	225,000		—	583	143,750	1,696	(5)
Officer and Senior	2001	211,971		—	1,595	66,387	3,060	(5)
Vice President, Market
and Business
Development
Mark A. Hebeisen(3)	2003	164,451		30,000	1,400	70,100
Vice President,	2002	41,851		11,000	350	57,500	—
Marketing
Steven C. Polaski(4)	2003	189,869	(7)	26,000	28,175	41,000
Director, Asian	2002	40,724	(7)	7,000	340 (6)	30,000	—
Manufacturing

(1)	In accordance with rules promulgated by the Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Officer for the fiscal year.

(2)	Represents insurance premiums paid by Endwave with respect to group life insurance for the benefit of the Named Officers.

(3)	Mr. Hebeisen commenced employment with us in September 2002.

(4)	Mr. Polaski commenced employment with us in September 2002.

(5)	Represents matching contributions paid by Endwave under our 401(k) plan to the Named Officers.

(6)	Includes $27,000 for per diem amounts paid to Mr. Polaski in connection with his employment in Thailand in 2003.

(7)	Includes foreign service pay premium.

STOCK OPTION GRANTS AND EXERCISES

      The following table sets forth information regarding options granted to each Named Officer during the year ended December 31, 2003. The information regarding stock options granted to Named Officers as a percentage of total options granted to employees in 2003 is based on options to purchase a total of 725,574 shares that were granted to employees, consultants and directors in 2003, under our 2000 Equity Incentive Plan. No stock appreciation rights, stock purchase rights or restricted stock awards were granted during 2003.

OPTION GRANTS IN FISCAL YEAR 2003

					Potential
					Realizable Value
					at Assumed Annual
					Rates of Stock
					Price Appreciation
	Number of	% of Total Options			for Option Term
	Securities	Granted to			($)(2)
	Underlying Options	Employees in Fiscal	Exercise Price
Name	Granted (#)(1)	Year (%)	($/Sh)	Expiration Date	5%	10%

Edward A. Keible, Jr.	33,075	4.56	1.17	1/29/13	24,876	62,532
	77,702	10.71	1.93	6/4/13	94,312	239,005
Julianne M. Biagini	17,249	2.38	1.17	1/29/13	12,973	32,611
	29,410	4.05	1.93	6/4/13	35,697	90,463
John J. Mikulsky	18,750	2.58	1.17	1/29/13	14,102	35,449
	37,049	5.11	1.93	6/4/13	44,969	113,960
Mark A. Hebeisen	12,600	1.74	1.93	6/4/13	15,293	38,757
Steven C. Polaski	9,000	1.24	1.93	6/4/13	10,924	27,683
	2,000	.28	5.78	10/25/13	7,333	18,520

(1)	Options granted under the 2000 Equity Incentive Plan and under the Company’s 1992 Stock Option Plan will vest in accordance with the Company’s Officer Retention Plan, detailed in “Employment, Severance and Change in Control Arrangements” below.

(2)	The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually for the entire term of the option and the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation less the exercise price, in accordance with the rules of the Commission, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

	Shares		Number of Securities	Value of Unexercised
	Acquired on	Value	Underlying Unexercised	In-the-Money Options at
	Exercise	Realized	Options at FY-End (#)	FY-End ($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Edward A. Keible, Jr.	—	—	521,014/0	$3,527,736/0
Julianne M. Biagini	—	—	208,505/0	$1,447,115/0
John J. Mikulsky	—	—	242,616/0	$1,671,949/0
Mark A. Hebeisen	—	—	70,100/0	$515,936/0
Steven C. Polaski	—	—	18,175/22,825	$133,768/167,992

      No options were exercised by any of the Named Officers in 2003. In addition, as of December 31, 2003, 1,018,274 options held by the Named Officers were in-the-money.

Employment, Severance and Change of Control Agreements

      In March 2000, in connection with our merger with TRW Milliwave Inc. (“TRW Milliwave”), our Board of Directors approved an Officer Retention Plan providing for the acceleration of vesting, under certain circumstances, of a portion of stock options granted to our officers under our 1992 Stock Option Plan and 2000 Equity Incentive Plan. The Officer Retention Plan was amended in March 2002 and in October 2003 and renamed the Executive Officer Severance and Retention Plan. Under the Executive Officer Severance and Retention Plan, as amended, if an officer is terminated without cause, or resigns for certain specified reasons, not in connection with a change of control, the officer will receive (i) salary and benefits continuation based on the officer’s length of service with us, (ii) full acceleration of vesting on the unvested portion of the officer’s stock options granted prior to our merger with TRW Milliwave, and (iii) acceleration of vesting on the unvested portion of the officer’s stock options granted after our merger with TRW Milliwave, based on the officer’s length of service with us. Upon a change of control, an officer will receive (i) full acceleration of vesting on the unvested portion of the officer’s stock options granted prior to our merger with TRW Milliwave and (ii) acceleration of vesting on the unvested portion of the officer’s stock options granted after our merger with TRW Milliwave, based on the officer’s length of service with us. Finally, if, in connection with a change of control, an officer is terminated without cause, or resigns for certain specified reasons, the officer will receive (i) twice the salary and benefits continuation described above, (ii) full acceleration of vesting on the unvested portion of the officer’s stock options granted prior to the merger with TRW Milliwave, and (iii) twice the acceleration of vesting described above on the unvested portion of the officer’s stock options granted after the merger with TRW Milliwave.

      In 2003, our Board of Directors approved a Key Employee Severance and Retention Plan providing benefits to certain senior, non-executive, employees. Under the Key Employee Severance and Retention Plan, upon a change of control, if within six months an identified key employee is terminated without cause, or resigns for certain specified reasons, the key employee will receive salary and benefits continuation based on the key employee’s length of service with us.

      In 2003, our Board of Directors approved a Transaction Incentive Plan. Under the Transaction Incentive Plan, an eligible employee will receive a cash bonus if the employee remains employed by us at the time of a change of control. The amount of the bonus will be based upon the amount of proceeds received by our stockholders in the transaction (including certain dividends), reduced by profits received by the eligible employee on certain vested stock options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

      During fiscal 2003, the Compensation Committee was composed of two non-employee directors: Mr. Pavey, Chairperson of the Compensation Committee, and Ms. Sharer. In February 2004, Mr. Pavey resigned as a member of the Board of Directors and as a member of the Committee. In April 2004, Mr. Meyercord and Mr. Lazzara were elected to the Compensation Committee and Mr. Meyercord was appointed Chairperson of the Committee. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under Endwave’s 2000 Equity Incentive Plan. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of Endwave based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but exits the meeting for the final discussion concerning his own compensation.

Executive Compensation Principles

      The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of Endwave’s stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal 2003 that considered both competitive and performance factors. Annual compensation of Endwave executives is composed of salary, bonus and stock incentives, an approach consistent with the compensation programs of other telecommunications companies. A substantial portion of the cash bonus compensation of each executive officer is contingent upon the achievement of certain performance milestones by Endwave and the achievement of individual goals set for each executive officer. Bonuses, therefore, could be substantial, could vary significantly from year to year and could vary significantly among executive officers. Endwave’s Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for Endwave’s executive officers, and are intended to further incentivize, as well as reward, the executive officers.

Base Salary

      The Compensation Committee determined salaries for fiscal 2004 for all executive officers at its meeting on February 3, 2004. In determining the base salary of the executive officers, the Compensation Committee examined both competitive and qualitative factors relating to corporate and individual performance. In many instances, assessment of qualitative factors necessarily involved a subjective assessment by the Committee. In determining salaries for executive officers for fiscal 2004, the Compensation Committee relied on the evaluation and recommendations by Mr. Keible of each officer’s responsibilities for fiscal 2004 and performance and accomplishments during fiscal 2003, with the final determination of compensation for each executive officer being determined by the Compensation Committee. In making its determinations, the Compensation Committee utilizes the Radford Executive survey, which provides a comparison of salaries of Endwave’s executive officers to salaries listed for executive officers of companies that are comparable in geographic location, size and industry.

Bonuses

      On the basis of goals relating to Endwave’s financial performance and achievement of certain corporate goals, Endwave’s Compensation Committee establishes bonus targets for each Endwave officer at the beginning of each fiscal year. Based on the attainment of corporate goals and analysis of individual officers’

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

contributions during the fiscal year, the Compensation Committee determines final year-end bonuses, as appropriate, for Endwave’s executive officers following the end of Endwave’s fiscal year.

Chief Executive Officer Compensation

      In general, the factors utilized in determining Mr. Keible’s compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of his potential earnings was and continues to be subject to consistent, positive, long-term performance.

Long Term Incentives

      Endwave uses the 2000 Equity Incentive Plan to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of Endwave’s stock. In determining the number of stock options to be granted to an executive officer, the Committee takes into account the officer’s position and level of responsibility within Endwave, the officer’s existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives necessary to retain the officer’s services for Endwave, the competitiveness of the officer’s overall compensation package and the performance of the officer. Based on a review of this mix of factors, in fiscal 2003 the Committee granted incentive stock options to the Named Officers as follows: Mr. Keible (110,777 shares), Ms. Biagini (46,654 shares), Mr. Mikulsky (55,779 shares), Mr. Hebeisen (12,600 shares) and Mr. Polaski (11,000 shares).

      Section 162(m) of the Internal Revenue Code limits Endwave to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under Endwave’s 2000 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Endwave’s common stock on the date of grant shall be rated as “performance-based compensation.”

Wade Meyercord (Chairperson)
Carol Herod Sharer
Joseph J. Lazzara

Compensation Committee Interlocks and Insider Participation

      No member of our compensation committee is or has been an officer or employee of Endwave. In addition, no member of our compensation committee serves as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(2)

      During fiscal 2003, the Audit Committee was composed of three non-employee directors: Mr. Winn, Chairperson of the Audit Committee, Mr. Pavey and Ms. Sharer. In February 2004, Mr. Pavey resigned as a member of the Board of Directors and as a member of the Committee. In March 2004, Mr. Lazzara was elected to the Audit Committee. In April 2004, Mr. Blotky was elected to the Audit Committee and replaced Ms. Sharer as a member of the Audit Committee. The Audit Committee reviews Endwave’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Endwave’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Audit Committee has discussed with the independent auditors, the auditor’s independence from Endwave and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

      The Audit Committee discussed with Endwave’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Endwave’s internal controls, and the overall quality of Endwave’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Endwave’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Endwave’s independent auditors.

Edward C.V. Winn (Chairperson)
Joseph J. Lazzara
Randolph Blotky

      (2) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE MEASUREMENT COMPARISON(3)

      The following graph shows the value as of our most recent fiscal year end of an investment of $100 in cash on October 17, 2000, the first day of regular trading of our common stock on Nasdaq of (i) our common stock, (ii) the Nasdaq Stock Market Index (U.S. Companies) and (iii) the Nasdaq Telecommunications Index. All values assume reinvestment of the full amount of dividends paid, if any, and are calculated daily as of the end of each trading day:

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*

AMONG ENDWAVE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

* $100 invested on 10/17/00 in stock or index-

including reinvestment of dividends.
Fiscal year ending December 31.

      (3) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Indemnification

      Our By-Laws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the extent not prohibited by Delaware law. The By-Laws also require us to advance litigation expenses in the case of stockholder derivative actions or other actions. The indemnified party must repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

Transactions with TRW Milliwave

      In connection with our merger with TRW Milliwave Inc. (“TRW Milliwave”) in March 2000, Endwave also entered into agreements with TRW Inc., which was subsequently acquired by Northrop Grumman Corporation. As a result of the acquisition, TRW Inc. is now named Northrop Grumman Space & Mission Systems Corp (“Northrop Grumman”). Northrop Grumman is a stockholder of Endwave owning more than 5% of our common stock.

      We maintain a supply agreement and a technology services agreement with Velocium, a business unit of Northrop Grumman, who is a principal stockholder of Endwave. The supply agreement specifies volume and price commitments, and is effective through December 31, 2005. For purchases made under these agreements, we recorded charges to operating expenses of $3.1 million, $7.2 million, and $11.6 million for 2003, 2002, and 2001, respectively.

      We also sell various products and services under purchase orders and agreements to Northrop Grumman, and recognized revenues of $345,000, $837,000 and $1.3 million in 2003, 2002 and 2001, respectively. In the years ended December 31, 2003, 2002 and 2001, the Company incurred costs related to these revenues of approximately $124,000, $235,000 and $1.6 million.

      At December 31, 2003, we had accounts receivable of $105,000 and accounts payable of $1.4 million, related to our supplier and customer relationships with Northrop Grumman, respectively.

      At December 31, 2002, we had accounts receivable of $100,000 and accounts payable of $1.0 million, related to its supplier and customer relationships with Northrop Grumman, respectively.

      During 2001, we provided a $4.3 million warranty charge to cover the actual repair of the transceivers containing faulty components of which $872,000 has been used. We believe that the cause of the component’s out of specification performance has been identified and corrected, and that this reserve is adequate to cover our actual repair costs. Additionally, this reserve will cover any liability for our share of the indirect costs for which our component supplier may ultimately be responsible to our customer.

Other Transactions

      Effective January 1, 2004, the Company executed several agreements related to leasing arrangements for its Sunnyvale headquarters. Due to declining commercial real estate lease rates, the original lease executed in August 1991 was at an above market rate, and would have expired July 2006. This lease has been cancelled, effective January 2004. In consideration of the cancellation, the Company paid its landlord a settlement fee of $3 million. The Company also entered into a new lease for 15,000 square feet in Sunnyvale, California at a lower, at-market rate. The new lease rate is effective January 2004 and will expire July 2006.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Julianne M Biagini
Corporate Secretary

June 11, 2004

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Investor Relations, Endwave Corporation, 776 Palomar Avenue, Sunnyvale, California, 94085.

APPENDIX A

ENDWAVE CORPORATION

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

Organization

      The Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Endwave Corporation, a Delaware corporation (the “Company”), shall consist of at least two members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of the NASDAQ Stock Market (“NASDAQ”), when and as required by NASDAQ. The members of the Committee and the Committee chairperson shall be appointed by the Board.

Statement of Policy

      The purpose of the Committee shall be to (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company and review and evaluate incumbent directors; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommend to the Board for selection candidates to the Board; and (vi) make other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

Operating Principles and Processes

      In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact throughout the year with the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•	Committee Education/ Orientation — Developing with management and participating in a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company will enhance the effectiveness of the Committee.

•	Resources — The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board — The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

Responsibilities

      The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Delaware General Corporation Law, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

•	Director Nominations — The Committee has the responsibility of identifying, reviewing and evaluating candidates to serve on the Company’s Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements. The Committee shall also have the primary responsibility for reviewing, evaluating and considering the recommendation for nomination of incumbent directors for reelection to the Board, as well as monitoring the size of the Board. The Committee shall also have the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board of Directors, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

•	Board Assessment — The Committee shall periodically review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment shall include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and/or management believe contributions could be improved, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment, skills and expertise appropriate for the Company. The Committee shall also consider and assess the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by NASDAQ. The results of these reviews shall be provided to the Board for further discussion as appropriate.

•	Board Committee Nominations — The Committee, after due consideration of the interests, independence and experience of the individual directors and the independence and experience requirements of NASDAQ, the rules and regulations of the Securities and Exchange Commission and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee. The Committee shall also conduct an annual self-evaluation.

•	Continuing Education — The Committee shall consider instituting a plan or program for the continuing education of directors.

•	Corporate Governance Principles — The Committee shall develop a set of corporate governance principles to be applicable to the Company, shall periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration. Further, the Committee shall periodically review Company policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics.

•	Procedures for Information Dissemination — The Committee shall oversee and review the processes and procedures used by the Company to provide information to the Board and its committees. The Committee should consider, among other factors, the reporting channels through which the Board and its committees receive information and the level of access to outside advisors where necessary or appropriate, as well as the procedures for providing accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

•	Director Compensation — The Committee shall periodically review the compensation paid to non-employee directors for their service on the Board and its committees and recommend any changes considered appropriate to the full Board for its approval.

•	Management Succession — The Committee shall periodically review with the Chief Executive Officer the plans for succession to the offices of the Company’s Chief Executive Officer and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions.

Meetings

      The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate.

Minutes and Reports

      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

APPENDIX B

ENDWAVE CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

      We are committed to maintaining the highest standards of business conduct and ethics. This Code of Business Conduct and Ethics reflects the business practices and principles of behavior that support this commitment. We expect every employee, officer and director to read and understand the Code and its application to the performance of his or her business responsibilities. References in the Code to employees are intended to cover employees, officers and, as applicable, directors.

      Officers, managers and other supervisors are expected to develop in employees a sense of commitment to the spirit, as well as the letter, of the Code. Supervisors are also expected to ensure that all agents and contractors conform to Code standards when working for or on behalf of Endwave. Nothing in the Code alters the at-will employment policy of Endwave.

      The Code addresses conduct that is particularly important to proper dealings with the people and entities with whom we interact. Additionally, it is the responsibility of each employee to apply common sense, together with his or her own highest personal ethical standards, in making business decisions where there is no stated guideline in the Code.

      Action by members of your family, significant others or other persons who live in your household (referred to in the code as “family members”) also may potentially result in ethical issues to the extent that they involve Endwave business. Consequently, in complying with the Code, you should consider not only your own conduct, but also that of your family members, significant others and other persons who live in your household.

      You should not hesitate to ask questions about whether any conduct may violate the Code, voice concerns or clarify gray areas. Section 16 below details the compliance resources available to you. In addition, you should be alert to possible violations of the Code by others and report suspected violations, without fear of any form of retaliation, as further described in Section 16. Violations of the Code will not be tolerated. Any employee who violates the standards in the Code may be subject to disciplinary action, which, depending on the nature of the violation and the history of the employee, may range from a warning or reprimand to and including termination of employment and, in appropriate cases, civil legal action or referral for regulatory or criminal prosecution.

1.	Honest and Ethical Conduct

      It is the policy of Endwave to promote high standards of integrity by conducting our affairs in an honest and ethical manner. The integrity and reputation of Endwave depends on the honesty, fairness and integrity brought to the job by each person associated with us. Unyielding personal integrity is the foundation of corporate integrity.

2.	Legal Compliance

      Obeying the law, both in letter and in spirit, is the foundation of this Code. Our success depends upon each employee’s operating within legal guidelines and cooperating with local, national and international authorities. We expect employees to understand the legal and regulatory requirements applicable to their business units and areas of responsibility. If you do have a question in the area of legal compliance, it is important that you not hesitate to seek answers from your supervisor or the Compliance Officer.

      Disregard of the law will not be tolerated. Violation of domestic or foreign laws, rules and regulations may subject an individual, as well as Endwave, to civil and/or criminal penalties. You should be aware that conduct and records, including emails, are subject to internal and external audits, and to discovery by third parties in the event of a government investigation or civil litigation.

3.	Insider Trading

      Employees who have access to confidential (or “inside”) information are not permitted to use or share that information for stock trading purposes or for any other purpose except to conduct our business. All non-public information about Endwave or about companies with which we do business is considered confidential information. To use material non-public information in connection with buying or selling securities, including “tipping” others who might make an investment decision on the basis of this information, is not only unethical, it is illegal. Employees must exercise the utmost care when handling material inside information. For further information on what constitutes insider trading, please see Endwave’s “Policy Against Trading on the Basis of Inside Information” contained in Endwave’s Employee Handbook.

4.	International Business Laws

      Our employees are expected to comply with the applicable laws in all countries to which they travel, in which they operate and where we otherwise do business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries. The fact that, in some countries, certain laws are not enforced or that violation of those laws is not subject to public criticism will not be accepted as an excuse for noncompliance. In addition, we expect employees to comply with U.S. laws, rules and regulations governing the conduct of business by its citizens and corporations outside the U.S.

      These U.S. laws, rules and regulations, which extend to all our activities outside the U.S., include:

•	The Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment and requires the maintenance of accurate books of account, with all company transactions being properly recorded;

•	U.S. Embargoes, which restrict or, in some cases, prohibit companies, their subsidiaries and their employees from doing business with certain other countries identified on a list that changes periodically (including, for example, Angola (partial), Burma (partial), Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria) or specific companies or individuals;

•	Export Controls, which restrict travel to designated countries or prohibit or restrict the export of goods, services and technology to designated countries, denied persons or denied entities from the U.S., or the re-export of U.S. origin goods from the country of original destination to such designated countries, denied companies or denied entities; and

•	Antiboycott Compliance, which prohibits U.S. companies from taking any action that has the effect of furthering or supporting a restrictive trade practice or boycott that is fostered or imposed by a foreign country against a country friendly to the U.S. or against any U.S. person.

      If you have a question as to whether an activity is restricted or prohibited, seek assistance before taking any action, including giving any verbal assurances that might be regulated by international laws.

5.	Antitrust

      Antitrust laws are designed to protect the competitive process. These laws are based on the premise that the public interest is best served by vigorous competition and will suffer from illegal agreements or collusion among competitors. Antitrust laws generally prohibit:

•	agreements, formal or informal, with competitors that harm competition or customers, including price fixing and allocations of customers, territories or contracts;

•	agreements, formal or informal, that establish or fix the price at which a customer may resell a product; and

•	the acquisition or maintenance of a monopoly or attempted monopoly through anti-competitive conduct.

      Certain kinds of information, such as pricing, production and inventory, should not be exchanged with competitors, regardless of how innocent or casual the exchange may be and regardless of the setting, whether business or social.

6.	Environmental Compliance

      Federal law imposes criminal liability on any person or company that contaminates the environment with any hazardous substance that could cause injury to the community or environment. Violation of environmental laws can involve monetary fines and imprisonment. We expect employees to comply with all applicable environmental laws.

7.	Conflicts of Interest

      Employees should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of Endwave. We expect our employees to be free from influences that conflict with the best interests of Endwave or might deprive Endwave of their undivided loyalty in business dealings. Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest are prohibited unless specifically authorized as described below.

      If you have any questions about a potential conflict or if you become aware of an actual or potential conflict, and you are not an officer or director of Endwave, you should discuss the matter with your supervisor or the Compliance Officer (as further described in Section 16). Supervisors may not authorize conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first seeking the approval of the Compliance Officer and providing the Compliance Officer with a written description of the activity. If the supervisor is involved in the potential or actual conflict, you should discuss the matter directly with the Compliance Officer. Officers and directors may seek authorizations and determinations from the Audit Committee. Factors that may be considered in evaluating a potential conflict of interest are, among others:

•	whether it may interfere with the employee’s job performance, responsibilities or morale;

•	whether the employee has access to confidential information;

•	whether it may interfere with the job performance, responsibilities or morale of others within the organization;

•	any potential adverse or beneficial impact on our business;

•	any potential adverse or beneficial impact on our relationships with our customers or suppliers or other service providers;

•	whether it would enhance or support a competitor’s position;

•	the extent to which it would result in financial or other benefit (direct or indirect) to the employee;

•	the extent to which it would result in financial or other benefit (direct or indirect) to one of our customers, suppliers or other service providers; and

•	the extent to which it would appear improper to an outside observer.

      Although no list can include every possible situation in which a conflict of interest could arise, the following are examples of situations that may, depending on the facts and circumstances, involve problematic conflicts of interests:

•	Employment by (including consulting for) or service on the board of a competitor, customer or supplier or other service provider.

•	Owning, directly or indirectly, a significant financial interest in any entity that does business, seeks to do business or competes with us.

•	Soliciting or accepting gifts, favors, loans or preferential treatment from any person or entity that does business or seeks to do business with us. See Section 11.

•	Soliciting contributions to any charity or for any political candidate from any person or entity that does business or seeks to do business with us.

•	Taking personal advantage of corporate opportunities. See Section 8.

•	Moonlighting without permission.

•	Conducting our business transactions with your family member or a business in which you have a significant financial interest.

•	Exercising supervisory or other authority on behalf of Endwave over a co-worker who is also a family member.

      Loans to, or guarantees of obligations of, employees or their family members by Endwave could constitute an improper personal benefit to the recipients of these loans or guarantees, depending on the facts and circumstances. Some loans are expressly prohibited by law and applicable law requires that our Board of Directors approve all loans and guarantees to employees. As a result, all loans and guarantees by Endwave must be approved in advance by the Board of Directors or the Audit Committee.

8.	Corporate Opportunities

      You may not take personal advantage of opportunities for Endwave that are presented to you or discovered by you as a result of your position with us or through your use of corporate property or information, unless authorized by your supervisor, the Compliance Officer or the Audit Committee, as described in Section 7. Even opportunities that are acquired privately by you may be questionable if they are related to our existing or proposed lines of business. Significant participation in an investment or outside business opportunity that is directly related to our lines of business must be pre-approved. You cannot use your position with us or corporate property or information for improper personal gain, nor can you compete with us in any way.

9.	Maintenance of Corporate Books, Records, Documents and Accounts; Financial Integrity; Public Reporting

      The integrity of our records and public disclosure depends upon the validity, accuracy and completeness of the information supporting the entries to our books of account. Therefore, our corporate and business records should be completed accurately and honestly. The making of false or misleading entries, whether they relate to financial results or test results, is strictly prohibited. Our records serve as a basis for managing our business and are important in meeting our obligations to customers, suppliers, creditors, employees and others with whom we do business. As a result, it is important that our books, records and accounts accurately and fairly reflect, in reasonable detail, our assets, liabilities, revenues, costs and expenses, as well as all transactions and changes in assets and liabilities. We require that:

•	no entry be made in our books and records that intentionally hides or disguises the nature of any transaction or of any of our liabilities or misclassifies any transactions as to accounts or accounting periods;

•	transactions be supported by appropriate documentation;

•	the terms of sales and other commercial transactions be reflected accurately in the documentation for those transactions and all such documentation be reflected accurately in our books and records;

•	employees comply with our system of internal controls; and

•	no cash or other assets be maintained for any purpose in any unrecorded or “off-the-books” fund.

      Our accounting records are also relied upon to produce reports for our management, stockholders and creditors, as well as for governmental agencies. In particular, we rely upon our accounting and other business and corporate records in preparing the periodic and current reports that we file with the SEC. Securities laws require that these reports provide full, fair, accurate, timely and understandable disclosure and fairly present our financial condition and results of operations. Employees who collect, provide or analyze information for or otherwise contribute in any way in preparing or verifying these reports should strive to ensure that our financial disclosure is accurate and transparent and that our reports contain all of the information about Endwave that would be important to enable stockholders and potential investors to assess the soundness and risks of our business and finances and the quality and integrity of our accounting and disclosures. In addition:

•	no employee may take or authorize any action that would intentionally cause our financial records or financial disclosure to fail to comply with generally accepted accounting principles, the rules and regulations of the SEC or other applicable laws, rules and regulations;

•	all employees must cooperate fully with our Accounting Department, as well as our independent public accountants and counsel, respond to their questions with candor and provide them with complete and accurate information to help ensure that our books and records, as well as our reports filed with the SEC, are accurate and complete; and

•	no employee should knowingly make (or cause or encourage any other person to make) any false or misleading statement in any of our reports filed with the SEC or knowingly omit (or cause or encourage any other person to omit) any information necessary to make the disclosure in any of our reports accurate in all material respects.

      Any employee who becomes aware of any departure from these standards has a responsibility to report his or her knowledge promptly to a supervisor, the Compliance Officer, the Audit Committee or one of the other compliance resources described in Section 16.

10.	Fair Dealing

      We strive to outperform our competition fairly and honestly. Advantages over our competitors are to be obtained through superior performance of our products and services, not through unethical or illegal business practices. Acquiring proprietary information from others through improper means, possessing trade secret information that was improperly obtained, or inducing improper disclosure of confidential information from past or present employees of other companies is prohibited, even if motivated by an intention to advance our interests. If information is obtained by mistake that may constitute a trade secret or other confidential information of another business, or if you have any questions about the legality of proposed information gathering, you must consult your supervisor or the Compliance Officer, as further described in Section 16.

      You are expected to deal fairly with our customers, suppliers, employees and anyone else with whom you have contact in the course of performing your job. It is a violation of Endwave’s Code of Conduct, as well as, Federal Law to engage in deceptive, unfair or unethical practices and to make misrepresentations in connection with sales activities.

      Employees involved in procurement have a special responsibility to adhere to principles of fair competition in the purchase of products and services by selecting suppliers based exclusively on normal commercial considerations, such as quality, cost, availability, service and reputation, and not on the receipt of special favors.

11.	Gifts and Entertainment

      Business gifts and entertainment are meant to create goodwill and sound working relationships and not to gain improper advantage with customers or facilitate approvals from government officials. The exchange, as a normal business courtesy, of meals or entertainment (such as tickets to a game or the theatre or a round of golf) is a common and acceptable practice as long as it is not extravagant. Unless express permission is received from a supervisor, the Compliance Officer or the Audit Committee, gifts and entertainment cannot be offered, provided or accepted by any employee unless consistent with customary business practices and not

(a) of more than token or nominal monetary value, (b) in cash, (c) susceptible of being construed as a bribe or kickback, (d) made or received on a regular or frequent basis or (e) in violation of any laws. This principle applies to our transactions everywhere in the world, even where the practice is widely considered “a way of doing business.” Employees should not accept gifts or entertainment that may reasonably be deemed to affect their judgment or actions in the performance of their duties. Our customers, suppliers and the public at large should know that our employees’ judgment is not for sale.

12.	Protection and Proper Use of Company Assets

      All employees are expected to protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on our profitability. Our property, such as office supplies, computer equipment, buildings and products, are expected to be used only for legitimate business purposes, although incidental personal use may be permitted. You may not, however, use our corporate name, any brand name or trademark owned or associated with Endwave or any letterhead stationery for any personal purpose.

      You may not, while acting on behalf of Endwave or while using our computing or communications equipment or facilities, either:

•	access the internal computer system (also known as “hacking”) or other resource of another entity without express written authorization from the entity responsible for operating that resource; or

•	commit any unlawful or illegal act, including harassment, libel, fraud, sending of unsolicited bulk email (also known as “spam”) in violation of applicable law, trafficking in contraband of any kind or espionage.

      All data residing on or transmitted through our computing and communications facilities, including email and word processing documents, is the property of Endwave and subject to inspection, retention and review by Endwave, with or without an employee’s or third party’s knowledge, consent or approval, and in accordance with applicable law. Any misuse or suspected misuse of our assets must be immediately reported to your supervisor or the Compliance Officer.

13.	Confidentiality

      One of our most important assets is our confidential information. As an employee of Endwave, you may learn of information about Endwave that is confidential and proprietary. You also may learn of information before that information is released to the general public. Employees who have received or have access to confidential information should take care to keep this information confidential. Confidential information includes non-public information that might be of use to competitors or harmful to Endwave or its customers if disclosed, such as business, marketing and service plans, financial information, product architecture, source codes, engineering and manufacturing ideas, designs, databases, customer lists, pricing strategies, personnel data, personally identifiable information pertaining to our employees, customers or other individuals (including, for example, names, addresses, telephone numbers and social security numbers), and similar types of information provided to us by our customers, suppliers and partners.

      In addition, because we interact with other companies and organizations, there may be times when you learn confidential information about other companies before that information has been made available to the public. You must treat this information in the same manner as you are required to treat our confidential and proprietary information. There may even be times when you must treat as confidential the fact that we have an interest in, or are involved with, another company.

      You are expected to keep confidential and proprietary information confidential unless and until that information is released to the public through approved channels (usually through a press release, an SEC filing or a formal communication from a member of senior management, as further described in Section 14). Every employee has a duty to refrain from disclosing to any person confidential or proprietary information about us or any other company learned in the course of employment here, until that information is disclosed to the public through approved channels.

      This policy requires you to refrain from discussing confidential or proprietary information with outsiders and even with other Endwave employees, unless those fellow employees have a legitimate need to know the information in order to perform their job duties.

      You should also take care not to inadvertently disclose confidential information. Materials that contain confidential information, such as memos, notebooks, computer disks and laptop computers, should be stored securely. Unauthorized posting or discussion of any information concerning our business, information or prospects on the Internet is prohibited. You may not discuss our business, information or prospects in any “chat room,” regardless of whether you use your own name or a pseudonym. All Endwave emails, voicemails and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of Endwave, except where required for legitimate business purposes.

      In addition to the above responsibilities, if you are handling information protected by any privacy policy published by us, then you must handle that information in accordance with the applicable policy.

14.	Media/ Public Discussions

      It is our policy to disclose material information concerning Endwave to the public only through specific limited channels to avoid inappropriate publicity and to ensure that all those with an interest in the company will have equal access to information. All inquiries or calls from the press and financial analysts should be referred to the Chief Financial Officer or the investor relations department. We have designated our CEO, CFO, CMO and investor relations manager as our official spokespersons for financial matters. We have designated our investor relations manager as our official spokespersons for marketing, technical and other related information. Unless a specific exception has been made by the CEO, CMO or CFO, these designees are the only people who may communicate with the press on behalf of Endwave. You also may not provide any information to the media about us off the record, for background, confidentially or secretly.

15.	Waivers

      Any waiver of this Code for executive officers (including, where required by applicable laws, our principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions)) or directors may be authorized only by our Board of Directors or, to the extent permitted by the rules of Nasdaq, a committee of the Board and will be disclosed to stockholders as required by applicable laws, rules and regulations.

16.	Compliance Standards and Procedures

Compliance Resources

      To facilitate compliance with this Code, we have established the position of Compliance Officer to oversee this program. The Compliance Officer is a person to whom you can address any questions or concerns. The Compliance Officer, Julie Biagini can be reached at 408-522-3105, and in her absence or when there is a real or perceived conflict, the Assistant Compliance Officer, John Mikulsky at 408-522-3143. In addition to fielding questions or concerns with respect to potential violations of this Code, the Compliance Officer is responsible for:

•	investigating possible violations of the Code;

•	training new employees in Code policies;

•	conducting annual training sessions to refresh employees’ familiarity with the Code;

•	distributing copies of the Code annually via email to each employee with a reminder that each employee is responsible for reading, understanding and complying with the Code;

•	updating the Code as needed and alerting employees to any updates, with appropriate approval of the Audit Committee of the Board of Directors, to reflect changes in the law, Endwave operations and in recognized best practices, and to reflect Endwave experience; and

•	otherwise promoting an atmosphere of responsible and ethical conduct.

      Your most immediate resource for any matter related to the Code is your supervisor. He or she may have the information you need, or may be able to refer the question to another appropriate source. There may, however, be times when you prefer not to go to your supervisor. In these instances, you should feel free to discuss your concern with the Compliance Officer. If you are uncomfortable speaking with the Compliance Officer because he or she works in your department or is one of your supervisors, please contact the Assistant Compliance Officer.

      Those who wish to ask questions about Endwave policy, seek guidance on specific situations or report violations of the Code may do so either anonymously or with identification, by writing to Audit Committee Chairman, Endwave Corporation, 776 Palomar Avenue, Sunnyvale, CA 94085. If you choose to correspond anonymously, the Compliance Officer will be unable to obtain follow-up details from you that may be necessary to investigate the matter. Whether you identify yourself or remain anonymous, contact with the Audit Committee Chairman will be kept strictly confidential to the extent reasonably possible within the objectives of the Code.

Clarifying Questions and Concerns; Reporting Possible Violations

      If you encounter a situation or are considering a course of action and its appropriateness is unclear, discuss the matter promptly with your supervisor or the Compliance Officer; even the appearance of impropriety can be very damaging and should be avoided.

      If you are aware of a suspected or actual violation of Code standards by others, you have a responsibility to report it. You are expected to promptly provide a compliance resource with a specific description of the violation that you believe has occurred, including any information you have about the persons involved and the time of the violation. Whether you choose to speak with your supervisor or the Compliance Officer, you should do so without fear of any form of retaliation. We will take prompt disciplinary action against any employee who retaliates against you, up to and including termination of employment.

      Supervisors must promptly report any complaints or observations of Code violations to the Compliance Officer. If you believe your supervisor has not taken appropriate action, you should contact the Compliance Officer directly. The Compliance Officer will investigate all reported possible Code violations promptly and with the highest degree of confidentiality that is possible under the specific circumstances. Neither you nor your supervisor may conduct any preliminary investigation, unless authorized to do so by the Compliance Officer. Your cooperation in the investigation will be expected. As needed, the Compliance Officer will consult with the Human Resources department and/or the Audit Committee of the Board of Directors. It is our policy to employ a fair process by which to determine violations of the Code.

      With respect to any complaints or observations of Code violations that may involve accounting, internal accounting controls and auditing concerns, the Compliance Officer shall promptly inform the Audit Committee, and the Audit Committee or such other person as the Audit Committee determines to be appropriate under the circumstances shall be responsible for supervising and overseeing the inquiry and any investigation that is undertaken.

      If any investigation indicates that a violation of the Code has probably occurred, we will take such action as we believe to be appropriate under the circumstances. If we determine that an employee is responsible for a Code violation, he or she will be subject to disciplinary action up to, and including, termination of employment and, in appropriate cases, civil action or referral for criminal prosecution. Appropriate action may also be taken to deter any future Code violations.

PROXY

ENDWAVE CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
For The Annual Meeting of Stockholders
To be held July 21, 2004

The undersigned hereby appoints Edward A. Keible, Jr. and Julianne M. Biagini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endwave Corporation to be held at the corporate headquarters of Endwave Corporation in Sunnyvale, California, on Wednesday, July 21, 2004 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

(continued on reverse side)

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

☐	FOR the nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for the nominees listed below.

Nominees:	Carol Herod Sharer
Joseph J. Lazzara

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.	To approve the Company’s 2000 Non-Employee Director Plan, as amended, to increase the automatic option grants pursuant thereto such that directors shall receive upon becoming a director an initial option grant to purchase 20,000 shares of common stock and each year thereafter an annual option grant to purchase 5,000 shares of common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2004

Signature(s)

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.